Morgan Stanley Multi-State Municipal Series Trust (Florida Series)
                          Item 77(O) 10F-3 Transactions
                        December 31, 2003 - May 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
            01/16/     -     $104.6 $156,215  500,00   0.32%   1.34    Morgan
Miami-Dade    04               2      ,000       0              %     Stanley,
  County                                                                Bear
Educationa                                                           Stearns &
    l                                                                 Co Inc,
Facilities                                                           Citigroup,
Authority                                                             Goldman
 Revenue                                                             Sachs & Co
  Bonds                                                                 and
(Universit                                                            Merrill
y of Miami                                                            Lynch &
  Issue)                                                                Co.